Exhibit 99.1

UMB Financial Corporation News Release

1010 Grand Boulevard

Kansas City, MO 64106

816.860.7000

umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Stephanie Hague: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Third Quarter Net Income of $96.6 Million

Third Quarter 2023 Financial Highlights

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GAAP net income of $96.6 million, or $1.98 per diluted share.
•
Net operating income(i) of $98.4 million, or $2.02 per diluted share.
•
Average loans increased 10.1% on a linked-quarter, annualized basis, to $22.8 billion, or an 18.0% increase as compared to the third quarter of 2022.
•
Deposit balances at September 30, 2023 totaled $33.4 billion, up from $31.8 billion at September 30, 2022, and consistent with June 30, 2023 balances.
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Average deposit balances of $31.3 billion, increased 5.1% as compared to the third quarter of 2022.
•
Net interest margin of 2.43%, consistent with the linked quarter.
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Credit quality remained strong, with net charge-offs of just 0.08% of total loans and non-performing loans representing 0.07% of total loans, compared to 0.09% as of June 30, 2023.

KANSAS CITY, Mo. (October 24, 2023) – UMB Financial Corporation (Nasdaq: UMBF), a financial services company, announced net income for the third quarter of 2023 of $96.6 million, or $1.98 per diluted share, compared to $90.1 million, or $1.85 per diluted share, in the second quarter of 2023 (linked quarter) and $88.0 million, or $1.81 per diluted share, in the third quarter of 2022.

Net operating income, a non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure, was $98.4 million, or $2.02 per diluted share, for the third quarter of 2023, compared to $93.8 million, or $1.93 per diluted share, for the linked quarter and $88.3 million, or $1.82 per diluted share, for the third quarter of 2022. Operating pre-tax, pre-provision income (operating PTPP), a non-GAAP measure reconciled later in this release to the components of net income before taxes, the nearest comparable GAAP measure, was $126.6 million, or $2.60 per diluted share, for the third quarter of 2023, compared to $127.9 million, or $2.63 per diluted share, for the linked quarter, and $131.2 million, or $2.70 per diluted share, for the third quarter of 2022. These operating PTPP results represent decreases of 1.0% on a linked-quarter basis and 3.5%, compared to the third quarter of 2022.

“Our third quarter results demonstrated strong loan growth, stable deposits, continued momentum in many of our fee generating businesses, and solid asset quality,” said Mariner Kemper, chairman, president and chief executive officer. “Average loan balances increased more than 10% on a linked-quarter, annualized basis, driven primarily by construction draws and commercial & industrial loan growth. While net interest income for the industry continues to be impacted by higher interest costs paid to deposit clients, our net interest margin in the third quarter was essentially flat on a linked-quarter basis. Our loan portfolio, predominantly indexed to short-term interest rates, continues to reprice in the current interest rate environment as evidenced by the 21 basis points increase in loan yields as compared to the second quarter. Client sentiment remains cautiously optimistic amidst an uncertain geopolitical and interest rate environment. At UMB, our overall portfolio health remains solid as evidenced by a low loan loss ratio of just 0.08% of average loans and nonperforming loans comprising just 0.07% of total loans.”

(i) A non-GAAP financial measure reconciled later in this release to net income, the nearest comparable GAAP measure.

Third Quarter 2023 earnings discussion

Summary of quarterly financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	Q3	Q2	Q3
	2023	2023	2022
Net income (GAAP)	$96,554	$90,110	$87,990
Earnings per share (diluted)	1.98	1.85	1.81

Operating pre-tax, pre-provision income (Non-GAAP)(i)	126,592	127,929	131,166
Operating pre-tax, pre-provision earnings per share (diluted)	2.60	2.63	2.70

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	133,151	134,504	137,620
Operating pre-tax, pre-provision earnings per share - FTE (diluted)	2.73	2.77	2.83

Net operating income (Non-GAAP)(i)	98,400	93,841	88,259
Operating earnings per share (diluted)	2.02	1.93	1.82

GAAP
Return on average assets	0.97%	0.90%	0.96%
Return on average equity	13.25	12.56	12.90
Efficiency ratio	64.51	65.59	63.58

Non-GAAP (i)
Operating return on average assets	0.99%	0.93%	0.96%
Operating return on average equity	13.50	13.08	12.94
Operating return on average tangible equity excluding AOCI	11.77	11.63	11.34
Operating efficiency ratio	63.83	64.24	63.49

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of year-to-date financial results	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)	September	September
	YTD	YTD
	2023	2022
Net income (GAAP)	$279,101	$331,509
Earnings per share (diluted)	5.73	6.80

Operating pre-tax, pre-provision income (Non-GAAP)(i)	389,890	437,617
Operating pre-tax, pre-provision earnings per share (diluted)	8.00	8.98

Operating pre-tax, pre-provision income - FTE (Non-GAAP)(i)	409,579	456,748
Operating pre-tax, pre-provision earnings per share - FTE (diluted)	8.40	9.37

Net operating income (Non-GAAP)(i)	285,077	331,928
Operating earnings per share (diluted)	5.85	6.81

GAAP
Return on average assets	0.95%	1.18%
Return on average equity	13.18	16.05
Efficiency ratio	64.40	59.86

Non-GAAP (i)
Operating return on average assets	0.97%	1.18%
Operating return on average equity	13.46	16.07
Operating return on average tangible equity excluding AOCI	11.86	14.93
Operating efficiency ratio	63.68	59.81

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

Summary of revenue	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Net interest income	$222,287	$225,611	$233,485	$(3,324)	$(11,198)
Noninterest income:
Trust and securities processing	66,668	61,589	59,586	5,079	7,082
Trading and investment banking	3,771	4,800	5,387	(1,029)	(1,616)
Service charges on deposit accounts	21,080	21,381	19,932	(301)	1,148
Insurance fees and commissions	272	225	375	47	(103)
Brokerage fees	13,400	13,604	13,840	(204)	(440)
Bankcard fees	19,296	18,579	19,379	717	(83)
Investment securities gains (losses), net	271	900	(1,345)	(629)	1,616
Other	8,559	17,004	11,569	(8,445)	(3,010)
Total noninterest income	$133,317	$138,082	$128,723	$(4,765)	$4,594
Total revenue	$355,604	$363,693	$362,208	$(8,089)	$(6,604)
Net interest income (FTE)	$228,846	$232,186	$239,939
Net interest margin (FTE)	2.43%	2.44%	2.76%
Total noninterest income as a % of total revenue	37.5	38.0	35.5

Net interest income

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Third quarter 2023 net interest income totaled $222.3 million, a decrease of $3.3 million, or 1.5%, from the linked quarter, driven by higher interest expense due primarily to unfavorable mix shift in the composition of liabilities, combined with the impact of higher short-term interest rates. This decrease was partially offset by continued growth in average loans, coupled with increased loan yields.

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Average earning assets decreased $866.4 million, or 2.3%, from the linked quarter, largely driven by decreases of $1.2 billion in interest-bearing due from banks and $299.6 million in average securities, partially offset by an increase of $559.9 million in average loans.
•
Average interest-bearing liabilities decreased $464.8 million, or 1.8%, from the linked quarter, primarily driven by decreases of $531.4 million in borrowed funds, mostly short-term borrowings, and $309.5 million in federal funds and repurchase agreements. These decreases were partially offset by an increase of $376.1 million in interest-bearing deposits. Average noninterest-bearing deposits decreased $520.6 million, or 4.9%, as compared to the linked quarter.
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Net interest margin for the third quarter was 2.43%, a decrease of one basis point from the linked quarter, driven by increased cost and mix of interest-bearing liabilities, partially offset by improved loan yields, the benefit of free funds, and earning asset mix changes. The cost of interest-bearing liabilities increased 24 basis points to 3.82%. Total cost of funds increased 19 basis points from the linked quarter to 2.75%. Average loan yields increased 21 basis points while earning asset yields increased 17 basis points from the linked quarter.
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On a year-over-year basis, net interest income decreased $11.2 million, or 4.8%, driven by higher interest expense primarily due to unfavorable mix shift in the composition of liabilities, as well as the impact of higher short-term interest rates. This decrease was partially offset by a $3.5 billion, or 18.0%, increase in average loans.
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Compared to the third quarter of 2022, average earning assets increased $2.9 billion, or 8.5%, largely driven by the increase in average loans noted above, partially offset by a decrease of $933.2 million in average securities.
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Average deposits increased 5.1% compared to the third quarter of 2022. Average noninterest-bearing demand deposit balances decreased 19.2% compared to the third quarter of 2022, driven by migration to rate-bearing deposit categories, as expected in a higher interest rate environment. Average demand deposit balances comprised 32.0% of total deposits, compared to 33.5% in the linked quarter and 41.6% in the third quarter of 2022.
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Average borrowed funds decreased $531.4 million as compared to the linked quarter and increased $2.3 billion as compared to the third quarter of 2022, driven by short-term borrowings with the Federal Home Loan Bank and the Federal Reserve Discount Window.

Noninterest income

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Third quarter 2023 noninterest income decreased $4.8 million, or 3.5%, on a linked-quarter basis, largely due to:
o
A decrease of $8.4 million in other income, primarily related to a $4.0 million gain on sale of other assets recorded in the second quarter, coupled with decreases of $3.5 million in company-owned life insurance income and $0.9 million in derivative income. The decrease in company-owned life insurance was offset by a proportionate decrease in deferred compensation expense as noted below.
o
A decrease of $1.0 million in trading and investment banking due to decreased trading volume.

o
These decreases were partially offset by increases of $3.2 million in fund services income, $1.3 million in corporate trust income, and $0.6 million in trust servicing income, all recorded in trust and securities processing.
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Compared to the prior year, noninterest income in the third quarter of 2023 increased $4.6 million, or 3.6%, primarily driven by:
o
Increases of $4.1 million in fund services income, $2.4 million in corporate trust income, and $0.6 million in trust servicing income, all recorded in trust and securities processing.
o
An increase of $1.6 million in investment securities gains, primarily driven by increased valuations in the company's marketable securities.
o
An increase of $0.5 million in bank-owned life insurance income, recorded in other income.
o
These increases were partially offset by decreases of $2.7 million in company-owned life insurance income and $1.3 million in derivative income, both recorded in other income. The decrease in company-owned life insurance was offset by a proportionate decrease in deferred compensation expense as noted below.

Noninterest expense

Summary of noninterest expense	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Salaries and employee benefits	$133,380	$143,312	$136,467	$(9,932)	$(3,087)
Occupancy, net	12,283	11,746	12,231	537	52
Equipment	17,204	17,086	18,811	118	(1,607)
Supplies and services	3,213	4,195	3,139	(982)	74
Marketing and business development	6,631	7,124	6,671	(493)	(40)
Processing fees	26,016	26,572	20,901	(556)	5,115
Legal and consulting	7,230	7,059	10,255	171	(3,025)
Bankcard	8,852	8,307	6,551	545	2,301
Amortization of other intangible assets	2,124	2,117	1,092	7	1,032
Regulatory fees	6,153	6,123	4,200	30	1,953
Other	8,355	7,032	11,078	1,323	(2,723)
Total noninterest expense	$231,441	$240,673	$231,396	$(9,232)	$45

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Noninterest expense for the third quarter of 2023 was $231.4 million, a decrease of $9.2 million, or 3.8%, from the linked quarter and an increase of $0.1 million from the third quarter of 2022. Operating noninterest expense, a non-GAAP financial measure reconciled later in this release to noninterest expense, the nearest comparable GAAP measure, was $229.0 million for the third quarter of 2023, a decrease of $6.8 million, or 2.9%, from the linked quarter and a decrease of $2.0 million, or 0.9%, from the third quarter of 2022.
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The linked-quarter decrease in GAAP noninterest expense was driven by:
o
A decrease of $9.9 million in salaries and employee benefits expense driven by decreases of $5.3 million in employee benefits expense and $4.6 million in salaries and bonus expense. The decrease in employee benefits was driven by a decrease in deferred compensation expense of $2.8 million and a decrease of $1.3 million in other employee benefits. The decrease in salaries and bonus expense was due to a decrease of $2.5 million in severance expense and a decrease of $1.6 million in salary and wage expense.

The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.
o
These decreases were partially offset by an increase of $1.3 million in operational losses as compared to the linked quarter.
•
The year-over-year increase in GAAP noninterest expense was driven by:
o
An increase of $5.1 million in processing fees expense due to the ongoing modernization of the company’s core systems and the timing of multiple software projects.
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This increase was partially offset by the following decreases:
▪
A decrease of $3.1 million in salaries and employee benefits expense, driven primarily by decreases of $1.6 million in salaries and bonus expense and $1.5 million in employee benefits expense. The decrease in salaries and wage expense is primarily due to a decrease in bonus and commission expense. The decrease in employee benefits expense is due to a decrease of $1.9 million in deferred compensation plan expense. The decrease in deferred compensation expense was offset by the decrease in company-owned life insurance income noted above.
▪
A decrease of $3.0 million in legal and consulting expense due to the timing of multiple projects.

Income taxes

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The company’s effective tax rate was 18.1% for the nine months ended September 30, 2023, compared to 18.8% for the same period in 2022. The decrease in the effective tax rate in 2023 is primarily attributable to a larger portion of income being earned from tax-exempt municipal securities.

Balance sheet

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Average total assets for the third quarter of 2023 were $39.5 billion compared to $40.4 billion for the linked quarter and $36.3 billion for the same period in 2022.

Summary of average loans and leases - QTD Average			UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Commercial and industrial	$9,852,335	$9,724,300	$8,417,174	$128,035	$1,435,161
Specialty lending	526,711	574,220	559,797	(47,509)	(33,086)
Commercial real estate	8,545,206	8,178,463	6,892,484	366,743	1,652,722
Consumer real estate	2,922,753	2,833,739	2,574,926	89,014	347,827
Consumer	139,384	139,705	142,348	(321)	(2,964)
Credit cards	477,904	485,749	438,235	(7,845)	39,669
Leases and other	287,174	255,425	259,298	31,749	27,876
Total loans	$22,751,467	$22,191,601	$19,284,262	$559,866	$3,467,205

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Average loans for the third quarter of 2023 increased $559.9 million, or 2.5%, on a linked-quarter basis and $3.5 billion, or 18.0%, compared to the third quarter of 2022.

Summary of average securities - QTD Average	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Securities available for sale:
U.S. Treasury	$786,136	$797,104	$746,429	$(10,968)	$39,707
U.S. Agencies	172,832	189,091	173,980	(16,259)	(1,148)
Mortgage-backed	3,611,305	3,813,234	4,363,838	(201,929)	(752,533)
State and political subdivisions	1,275,591	1,319,398	1,600,043	(43,807)	(324,452)
Corporates	345,026	349,318	381,151	(4,292)	(36,125)
Collateralized loan obligations	346,426	348,078	300,475	(1,652)	45,951
Total securities available for sale	$6,537,316	$6,816,223	$7,565,916	$(278,907)	$(1,028,600)
Securities held to maturity:
U.S. Agencies	$123,165	$123,135	$123,048	$30	$117
Mortgage-backed	2,814,467	2,878,657	3,039,998	(64,190)	(225,531)
State and political subdivisions	2,828,029	2,822,218	2,621,633	5,811	206,396
Total securities held to maturity	$5,765,661	$5,824,010	$5,784,679	$(58,349)	$(19,018)
Trading securities	$17,327	$12,538	$5,651	$4,789	$11,676
Other securities	445,380	407,754	330,950	37,626	114,430
Total securities	$12,765,684	$13,060,525	$13,687,196	$(294,841)	$(921,512)

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Average total securities decreased 2.3% on a linked-quarter basis and decreased 6.7% compared to the third quarter of 2022.
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At September 30, 2023, the unrealized pre-tax net loss on the available-for-sale securities portfolio was $917.8 million, or 12.7% of the $7.2 billion amortized cost value. At September 30, 2023, the unrealized pre-tax net loss on the securities designated as held to maturity was $876.1 million, or 15.3% of the $5.7 billion amortized cost value.
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During 2022, the company transferred securities with an amortized cost balance of $4.1 billion and a fair value of $3.8 billion from the available-for-sale category to the held-to-maturity category. The remaining balance of unrealized pre-tax net losses related to transferred securities was $216.5 million as of September 30, 2023 and was included in the amortized cost balance of held-to-maturity securities.
•
At September 30, 2023, an after-tax gain of $55.9 million was included in accumulated other comprehensive income (AOCI) related to the company’s fair value hedges of municipal securities. During 2021, the company entered into ten of these hedge transactions, all of which have since been terminated. The gain on the terminated hedges is being amortized over the remaining life of the underlying bonds.

Summary of average deposits - QTD Average		UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q3	CQ vs.	CQ vs.
	2023	2023	2022	LQ	PY
Deposits:
Noninterest-bearing demand	$10,014,686	$10,535,325	$12,394,251	$(520,639)	$(2,379,565)
Interest-bearing demand and savings	18,142,212	17,463,022	16,723,205	679,190	1,419,007
Time deposits	3,173,549	3,476,616	679,994	(303,067)	2,493,555
Total deposits	$31,330,447	$31,474,963	$29,797,450	$(144,516)	$1,532,997
Noninterest bearing deposits as % of total	32.0%	33.5%	41.6%

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Average deposits decreased 0.5% on a linked-quarter basis and increased 5.1% compared to the third quarter of 2022.
•
As of September 30, 2023, the total estimated uninsured deposits were $20.7 billion, or approximately 62.0% of total deposits. Estimated uninsured deposits, when adjusted to exclude affiliate (company-owned) and collateralized deposits, were $14.2 billion, and represented approximately 42.6% of total deposits.

Capital

Capital information	UMB Financial Corporation
(unaudited, dollars in thousands, except per share data)
	September 30, 2023	June 30, 2023	September 30, 2022
Total equity	$2,806,659	$2,831,628	$2,523,545
Accumulated other comprehensive loss, net	(792,371)	(685,831)	(759,260)
Book value per common share	57.83	58.36	52.24
Tangible book value per common share (Non-GAAP)(i)	52.06	52.54	48.19

Regulatory capital:
Common equity Tier 1 capital	$3,357,986	$3,273,841	$3,132,209
Tier 1 capital	3,357,986	3,273,841	3,132,209
Total capital	3,955,093	3,870,101	3,679,116

Regulatory capital ratios:
Common equity Tier 1 capital ratio	10.77%	10.65%	11.18%
Tier 1 risk-based capital ratio	10.77	10.65	11.18
Total risk-based capital ratio	12.68	12.59	13.13
Tier 1 leverage ratio	8.55	8.16	8.66

(i) See reconciliation of Non-GAAP measures to their nearest comparable GAAP measures later in this release.

•
At September 30, 2023, the regulatory capital ratios presented in the foregoing table exceeded all “well-capitalized” regulatory thresholds.

Asset Quality

Credit quality	UMB Financial Corporation
(unaudited, dollars in thousands)
	Q3	Q2	Q1	Q4	Q3
	2023	2023	2023	2022	2022
Net charge-offs (recoveries) - total loans	$4,618	$(139)	$4,643	$2,189	$1,173
Net loan charge-offs (recoveries) as a % of total average loans	0.08%	(0.00)%	0.09%	0.04%	0.02%
Loans over 90 days past due	$3,044	$10,675	$1,723	$1,617	$2,513
Loans over 90 days past due as a % of total loans	0.01%	0.05%	0.01%	0.01%	0.01%
Nonaccrual and restructured loans	$17,042	$19,347	$15,480	$19,269	$19,817
Nonaccrual and restructured loans as a % of total loans	0.07%	0.09%	0.07%	0.09%	0.10%
Provision for credit losses	$4,977	$13,000	$23,250	$9,000	$22,000

•
Provision for credit losses for the third quarter totaled $5.0 million, a decrease of $8.0 million from the linked quarter and a decrease of $17.0 million from the third quarter of 2022. These changes are driven largely by changes in macro-economic variables in the current period as compared to the prior periods.

•
Net charge-offs for the third quarter totaled $4.6 million, or 0.08% of average loans, compared to net recoveries of $0.1 million in the linked quarter, and net charge-offs of $1.2 million, or 0.02% of average loans, for the third quarter of 2022. On a year-to-date basis, net charge-offs totaled $9.1 million, or 0.06% of average loans, compared to $37.7 million, or 0.27% of average loans, for the same period in 2022.

Dividend Declaration

At the company’s quarterly board meeting, the Board of Directors approved a 2.6% increase in the quarterly cash dividend to $0.39 per share. The cash dividend will be payable on January 2, 2024, to shareholders of record at the close of business on December 11, 2023.

Conference Call

The company plans to host a conference call to discuss its third quarter 2023 earnings results on Wednesday, October 25, 2023, at 8:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 833-470-1428 or (international) 404-975-4839 and requesting to join the UMB Financial call with access code 879142. The live call may also be accessed by visiting investorrelations.umb.com or by using the following link:

UMB Financial 3Q 2023 Conference Call

A replay of the conference call may be heard through November 8, 2023, by calling (toll-free)

866-813-9403 or (international) 204-525-0658. The replay access code required for playback is 504739. The call replay may also be accessed at investorrelations.umb.com.

Non-GAAP Financial Information

In this release, we may provide information about net operating income, operating earnings per share – diluted (operating EPS), operating return on average equity (operating ROE), operating return on average assets (operating ROA), operating noninterest expense, operating efficiency ratio, operating pre-tax, pre-provision income (operating PTPP), operating pre-tax, pre-provision earnings per share – diluted (operating PTPP EPS), operating pre-tax, pre-provision income on a fully tax equivalent basis (operating PTPP-FTE), operating pre-tax, pre-provision FTE earnings per share – diluted (operating PTPP-FTE EPS), tangible shareholders’ equity, tangible book value per share, and operating return on average tangible equity excluding AOCI, all of which are non-GAAP financial measures. This information supplements the results that are reported according to generally accepted accounting principles in the United States (GAAP) and should not be viewed in isolation from, or as a substitute for, GAAP results. The differences between the non-GAAP financial measures – net operating income, operating EPS, operating ROE, operating ROA, operating noninterest expense, operating efficiency ratio, operating PTPP, operating PTPP EPS, operating PTPP-FTE, operating PTPP-FTE EPS, tangible shareholders’ equity, tangible book value per share, and operating return on average tangible equity excluding AOCI – and the nearest comparable GAAP financial measures are reconciled later in this release. The company believes that these non-GAAP financial measures and the reconciliations may be useful to investors because they adjust for acquisition- and severance-related items that management does not believe reflect the company’s fundamental operating performance.

Net operating income for the relevant period is defined as GAAP net income, adjusted to reflect the impact of excluding expenses related to acquisitions, severance expense, and the cumulative tax impact of these adjustments.

Operating EPS (diluted) is calculated as earnings per share as reported, adjusted to reflect, on a per share basis, the impact of excluding the non-GAAP adjustments described above for the relevant period. Operating ROE is calculated as net operating income, divided by the company’s average total shareholders’ equity for the relevant period. Operating ROA is calculated as net operating income, divided by the company’s average assets for the relevant period. Operating noninterest expense for the relevant period is defined as GAAP noninterest expense, adjusted to reflect the pre-tax impact of non-GAAP adjustments described above. Operating efficiency ratio is calculated as the company’s operating noninterest expense, net of amortization of other intangibles, divided by the company’s total non-GAAP revenue (calculated as net interest income plus noninterest income, less gains on sales of securities available for sale, net).

Operating PTPP income for the relevant period is defined as GAAP net interest income plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance expense.

Operating PTPP-FTE for the relevant period is defined as GAAP net interest income on a fully tax equivalent basis plus GAAP noninterest income, less noninterest expense, adjusted to reflect the impact of excluding expenses related to acquisitions and severance expense.

Tangible shareholders’ equity for the relevant period is defined as GAAP shareholders’ equity, net of intangible assets. Tangible book value per share is defined as tangible shareholders’ equity divided by the Company’s total shares outstanding.

Operating return on average tangible equity excluding AOCI is calculated as net operating income, divided by the company’s average tangible shareholders’ equity exclusive of AOCI for the relevant period.

Forward-Looking Statements:

This press release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2022, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously: macroeconomic and adverse developments and uncertainties related to the collateral effects of the collapse of, and challenges for, domestic and international banks, including the impacts to the U.S. and global economies; sustained levels of high inflation and the potential for an economic recession on the heels of aggressive quantitative tightening by the Federal Reserve, and impacts related to or resulting from instability in the Middle East and Russia’s military action in Ukraine, such as the broader impacts to financial markets and the global macroeconomic and geopolitical environments, may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a financial services company headquartered in Kansas City, Missouri. UMB offers commercial banking, which includes comprehensive deposit, lending and investment services, personal banking, which includes wealth management and financial planning services, and institutional banking, which includes asset servicing, corporate trust solutions, investment banking, and healthcare services. UMB operates branches throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas. As the company’s reach continues to grow, it also serves business clients nationwide and institutional clients in several countries. For more information, visit UMB.com, UMB Blog, UMB Facebook and UMB LinkedIn.

Consolidated Balance Sheets	UMB Financial Corporation
(unaudited, dollars in thousands)
	September 30,
	2023	2022
ASSETS
Loans	$22,881,689	$19,883,573
Allowance for credit losses on loans	(221,462)	(184,913)
Net loans	22,660,227	19,698,660
Loans held for sale	2,824	2,870
Securities:
Available for sale	6,330,699	7,128,277
Held to maturity, net of allowance for credit losses	5,729,697	5,835,187
Trading securities	24,509	14,390
Other securities	473,255	333,732
Total securities	12,558,160	13,311,586
Federal funds sold and resell agreements	248,203	716,549
Interest-bearing due from banks	3,556,076	1,768,008
Cash and due from banks	454,705	371,336
Premises and equipment, net	249,037	260,685
Accrued income	208,594	153,759
Goodwill	207,385	182,225
Other intangibles, net	73,060	13,373
Other assets	1,246,411	1,102,011
Total assets	$41,464,682	$37,581,062

LIABILITIES
Deposits:
Noninterest-bearing demand	$11,254,885	$13,876,929
Interest-bearing demand and savings	18,833,614	17,059,492
Time deposits under $250,000	2,834,181	365,644
Time deposits of $250,000 or more	509,072	504,323
Total deposits	33,431,752	31,806,388
Federal funds purchased and repurchase agreements	1,757,602	2,314,168
Short-term debt	2,300,000	—
Long-term debt	382,768	381,543
Accrued expenses and taxes	319,283	211,465
Other liabilities	466,618	343,953
Total liabilities	38,658,023	35,057,517

SHAREHOLDERS' EQUITY
Common stock	55,057	55,057
Capital surplus	1,128,239	1,120,489
Retained earnings	2,759,415	2,454,422
Accumulated other comprehensive loss, net	(792,371)	(759,260)
Treasury stock	(343,681)	(347,163)
Total shareholders' equity	2,806,659	2,523,545
Total liabilities and shareholders' equity	$41,464,682	$37,581,062

Consolidated Statements of Income	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
INTEREST INCOME
Loans	$367,485	$216,970	$1,018,920	$536,359
Securities:
Taxable interest	53,455	50,003	161,091	140,680
Tax-exempt interest	25,704	24,692	76,560	72,085
Total securities income	79,159	74,695	237,651	212,765
Federal funds and resell agreements	4,567	6,056	14,107	12,003
Interest-bearing due from banks	20,551	2,545	70,923	9,209
Trading securities	214	73	502	372
Total interest income	471,976	300,339	1,342,103	770,708
INTEREST EXPENSE
Deposits	191,919	48,457	490,368	70,069
Federal funds and repurchase agreements	23,076	14,709	71,123	21,855
Other	34,694	3,688	91,018	10,153
Total interest expense	249,689	66,854	652,509	102,077
Net interest income	222,287	233,485	689,594	668,631
Provision for credit losses	4,977	22,000	41,227	28,900
Net interest income after provision for credit losses	217,310	211,485	648,367	639,731
NONINTEREST INCOME
Trust and securities processing	66,668	59,586	190,616	178,000
Trading and investment banking	3,771	5,387	13,879	17,950
Service charges on deposit accounts	21,080	19,932	63,620	65,409
Insurance fees and commissions	272	375	771	879
Brokerage fees	13,400	13,840	40,680	29,687
Bankcard fees	19,296	19,379	56,047	53,854
Investment securities gains (losses), net	271	(1,345)	(4,153)	58,853
Other	8,559	11,569	40,139	24,104
Total noninterest income	133,317	128,723	401,599	428,736
NONINTEREST EXPENSE
Salaries and employee benefits	133,380	136,467	419,190	388,491
Occupancy, net	12,283	12,231	36,206	36,439
Equipment	17,204	18,811	52,139	55,290
Supplies and services	3,213	3,139	11,283	9,893
Marketing and business development	6,631	6,671	19,090	16,911
Processing fees	26,016	20,901	75,828	58,682
Legal and consulting	7,230	10,255	21,574	28,431
Bankcard	8,852	6,551	24,292	18,998
Amortization of other intangible assets	2,124	1,092	6,539	3,388
Regulatory fees	6,153	4,200	17,827	11,146
Other	8,355	11,078	25,198	32,632
Total noninterest expense	231,441	231,396	709,166	660,301
Income before income taxes	119,186	108,812	340,800	408,166
Income tax expense	22,632	20,822	61,699	76,657
NET INCOME	$96,554	$87,990	$279,101	$331,509

PER SHARE DATA
Net income – basic	$1.99	$1.82	$5.76	$6.86
Net income – diluted	1.98	1.81	5.73	6.80
Dividends	0.38	0.37	1.14	1.11
Weighted average shares outstanding – basic	48,525,776	48,300,129	48,492,022	48,351,007
Weighted average shares outstanding – diluted	48,762,696	48,648,804	48,737,065	48,723,572

Consolidated Statements of Comprehensive Income	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net income	$96,554	$87,990	$279,101	$331,509
Other comprehensive loss, before tax:
Unrealized gains and losses on debt securities:
Change in unrealized holding gains and losses, net	(151,753)	(271,079)	(145,601)	(1,202,341)
Less: Reclassification adjustment for net (gains) losses included in net income	(154)	—	279	—
Amortization of net unrealized loss on securities transferred from available-for-sale to held-to-maturity	10,268	12,587	30,563	25,708
Change in unrealized gains and losses on debt securities	(141,639)	(258,492)	(114,759)	(1,176,633)
Unrealized gains and losses on derivative hedges:
Change in unrealized gains and losses on derivative hedges, net	3,927	3,321	4,248	12,438
Less: Reclassification adjustment for net gains included in net income	(2,844)	(1,470)	(8,065)	(3,411)
Change in unrealized gains and losses on derivative hedges	1,083	1,851	(3,817)	9,027
Other comprehensive loss, before tax	(140,556)	(256,641)	(118,576)	(1,167,606)
Income tax benefit	34,016	62,184	28,940	282,032
Other comprehensive loss	(106,540)	(194,457)	(89,636)	(885,574)
Comprehensive (loss) income	$(9,986)	$(106,467)	$189,465	$(554,065)

Consolidated Statements of Shareholders' Equity		UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance - January 1, 2022	$55,057	$1,110,520	$2,176,998	$126,314	$(323,465)	$3,145,424
Total comprehensive income (loss)	—	—	331,509	(885,574)	—	(554,065)
Dividends ($1.11 per share)	—	—	(54,085)	—	—	(54,085)
Purchase of treasury stock	—	—	—	—	(31,806)	(31,806)
Issuances of equity awards, net of forfeitures	—	(6,630)	—	—	7,309	679
Recognition of equity-based compensation	—	16,062	—	—	—	16,062
Sale of treasury stock	—	257	—	—	172	429
Exercise of stock options	—	280	—	—	627	907
Balance - September 30, 2022	$55,057	$1,120,489	$2,454,422	$(759,260)	$(347,163)	$2,523,545

Balance - January 1, 2023	$55,057	$1,125,949	$2,536,086	$(702,735)	$(347,264)	$2,667,093
Total comprehensive income (loss)	—	—	279,101	(89,636)	—	189,465
Dividends ($1.14 per share)	—	—	(55,772)	—	—	(55,772)
Purchase of treasury stock	—	—	—	—	(8,096)	(8,096)
Issuances of equity awards, net of forfeitures	—	(10,115)	—	—	10,834	719
Recognition of equity-based compensation	—	11,983	—	—	—	11,983
Sale of treasury stock	—	167	—	—	216	383
Exercise of stock options	—	255	—	—	629	884
Balance - September 30, 2023	$55,057	$1,128,239	$2,759,415	$(792,371)	$(343,681)	$2,806,659

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Three Months Ended September 30,
	2023		2022
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$22,751,467	6.41%	$19,284,262	4.46%
Securities:
Taxable	8,964,467	2.37	9,796,212	2.03
Tax-exempt	3,783,890	3.37	3,885,333	3.18
Total securities	12,748,357	2.66	13,681,545	2.35
Federal funds and resell agreements	303,864	5.96	848,844	2.83
Interest bearing due from banks	1,548,867	5.26	632,595	1.60
Trading securities	17,327	5.31	5,651	5.69
Total earning assets	37,369,882	5.08	34,452,897	3.53
Allowance for credit losses	(227,878)		(167,939)
Other assets	2,381,496		2,025,193
Total assets	$39,523,500		$36,310,151

Liabilities and Shareholders' Equity
Interest-bearing deposits	$21,315,761	3.57%	$17,403,199	1.10%
Federal funds and repurchase agreements	2,027,382	4.52	3,055,164	1.91
Borrowed funds	2,605,897	5.28	294,739	4.96
Total interest-bearing liabilities	25,949,040	3.82	20,753,102	1.28
Noninterest-bearing demand deposits	10,014,686		12,394,251
Other liabilities	667,920		456,992
Shareholders' equity	2,891,854		2,705,806
Total liabilities and shareholders' equity	$39,523,500		$36,310,151
Net interest spread		1.26%		2.25%
Net interest margin		2.43		2.76

Average Balances / Yields and Rates	UMB Financial Corporation
(tax - equivalent basis)
(unaudited, dollars in thousands)
	Nine Months Ended September 30,
	2023		2022
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$22,076,977	6.17%	$18,328,139	3.91%
Securities:
Taxable	9,179,230	2.35	9,695,499	1.94
Tax-exempt	3,816,122	3.36	3,912,590	3.11
Total securities	12,995,352	2.64	13,608,089	2.28
Federal funds and resell agreements	343,297	5.49	1,070,319	1.50
Interest bearing due from banks	1,935,029	4.90	2,841,510	0.43
Trading securities	13,071	5.56	12,170	4.86
Total earning assets	37,363,726	4.87	35,860,227	2.94
Allowance for credit losses	(213,744)		(182,647)
Other assets	2,322,171		1,988,189
Total assets	$39,472,153		$37,665,769

Liabilities and Shareholders' Equity
Interest-bearing deposits	$20,638,982	3.18%	$17,775,016	0.53%
Federal funds and repurchase agreements	2,273,826	4.18	2,896,021	1.01
Borrowed funds	2,319,652	5.25	279,659	4.85
Total interest-bearing liabilities	25,232,460	3.46	20,950,696	0.65
Noninterest-bearing demand deposits	10,816,120		13,537,023
Other liabilities	591,919		416,492
Shareholders' equity	2,831,654		2,761,558
Total liabilities and shareholders' equity	$39,472,153		$37,665,769
Net interest spread		1.41%		2.29%
Net interest margin		2.54		2.56

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$148,666	$43,133	$30,488	$222,287
Provision for credit losses	3,010	423	1,544	4,977
Noninterest income	23,091	86,521	23,705	133,317
Noninterest expense	81,767	87,502	62,172	231,441
Income (loss) before taxes	86,980	41,729	(9,523)	119,186
Income tax expense (benefit)	16,311	7,866	(1,545)	22,632
Net income (loss)	$70,669	$33,863	$(7,978)	$96,554

	Three Months Ended September 30, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$150,080	$43,382	40,023	$233,485
Provision for credit losses	20,156	162	1,682	22,000
Noninterest income	16,785	89,386	22,552	128,723
Noninterest expense	87,120	82,073	62,203	231,396
Income (loss) before taxes	59,589	50,533	(1,310)	108,812
Income tax expense	12,859	7,735	228	20,822
Net income (loss)	$46,730	$42,798	$(1,538)	$87,990

	Nine Months Ended September 30, 2023
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$444,083	$148,615	$96,896	$689,594
Provision for credit losses	35,110	754	5,363	41,227
Noninterest income	71,658	257,573	72,368	401,599
Noninterest expense	251,667	268,464	189,035	709,166
Income (loss) before taxes	228,964	136,970	(25,134)	340,800
Income tax expense (benefit)	41,114	24,558	(3,973)	61,699
Net income (loss)	$187,850	$112,412	$(21,161)	$279,101

	Nine Months Ended September 30, 2022
	Commercial Banking	Institutional Banking	Personal Banking	Total
Net interest income	$444,176	$104,615	$119,840	$668,631
Provision for credit losses	25,183	402	3,315	28,900
Noninterest income	100,379	243,740	84,617	428,736
Noninterest expense	246,230	234,185	179,886	660,301
Income before taxes	273,142	113,768	21,256	408,166
Income tax expense	52,001	22,353	2,303	76,657
Net income	$221,141	$91,415	$18,953	$331,509

The company has strategically aligned its operations into the following three reportable segments: Commercial Banking, Institutional Banking, and Personal Banking. Senior executive officers regularly evaluate business segment financial results produced by the company’s internal reporting system in deciding how to allocate resources and assess performance for individual business segments. The company’s reportable segments include certain corporate overhead, technology and service costs that are allocated based on methodologies that are applied consistently between periods. For comparability purposes, amounts in all periods are based on methodologies in effect at September 30, 2023.

Non-GAAP Financial Measures

Net operating income Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (GAAP)	$96,554	$87,990	$279,101	$331,509
Adjustments:
Acquisition expense	70	71	127	71
Severance expense	2,359	283	7,736	480
Tax-impact of adjustments (i)	(583)	(85)	(1,887)	(132)
Total Non-GAAP adjustments (net of tax)	1,846	269	5,976	419
Net operating income (Non-GAAP)	$98,400	$88,259	$285,077	$331,928

Earnings per share - diluted (GAAP)	$1.98	$1.81	$5.73	$6.80
Acquisition expense	—	—	—	—
Severance expense	0.05	0.01	0.16	0.01
Tax-impact of adjustments (i)	(0.01)	—	(0.04)	—
Operating earnings per share - diluted (Non-GAAP)	$2.02	$1.82	$5.85	$6.81

GAAP
Return on average assets	0.97%	0.96%	0.95%	1.18%
Return on average equity	13.25	12.90	13.18	16.05

Non-GAAP
Operating return on average assets	0.99%	0.96%	0.97%	1.18%
Operating return on average equity	13.50	12.94	13.46	16.07

(i) Calculated using the company’s marginal tax rate of 24.0%.

Operating noninterest expense and operating efficiency ratio Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Noninterest expense	$231,441	$231,396	$709,166	$660,301
Adjustments to arrive at operating noninterest expense (pre-tax):
Acquisition expense	70	71	127	71
Severance expense	2,359	283	7,736	480
Total Non-GAAP adjustments (pre-tax)	2,429	354	7,863	551
Operating noninterest expense (Non-GAAP)	$229,012	$231,042	$701,303	$659,750

Noninterest expense	$231,441	$231,396	$709,166	$660,301
Less: Amortization of other intangibles	2,124	1,092	6,539	3,388
Noninterest expense, net of amortization of other intangibles (Non-GAAP) (numerator A)	$229,317	$230,304	$702,627	$656,913

Operating noninterest expense	$229,012	$231,042	$701,303	$659,750
Less: Amortization of other intangibles	2,124	1,092	6,539	3,388
Operating expense, net of amortization of other intangibles (Non-GAAP) (numerator B)	$226,888	$229,950	$694,764	$656,362

Net interest income	$222,287	$233,485	$689,594	$668,631
Noninterest income	133,317	128,723	401,599	428,736
Less: Gains on sales of securities available for sale, net	154	—	152	—
Total Non-GAAP Revenue (denominator A)	$355,450	$362,208	$1,091,041	$1,097,367

Efficiency ratio (numerator A/denominator A)	64.51%	63.58%	64.40%	59.86%
Operating efficiency ratio (Non-GAAP) (numerator B/denominator A)	63.83	63.49	63.68	59.81

Operating pre-tax, pre-provision income non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net interest income (GAAP)	$222,287	$233,485	$689,594	$668,631
Noninterest income (GAAP)	133,317	128,723	401,599	428,736

Noninterest expense (GAAP)	231,441	231,396	709,166	660,301
Adjustments to arrive at operating noninterest expense:
Acquisition expense	70	71	127	71
Severance expense	2,359	283	7,736	480
Total Non-GAAP adjustments	2,429	354	7,863	551
Operating noninterest expense (Non-GAAP)	229,012	231,042	701,303	659,750
Operating pre-tax, pre-provision income (Non-GAAP)	$126,592	$131,166	$389,890	$437,617

Net interest income earnings per share - diluted (GAAP)	$4.56	$4.80	$14.15	$13.72
Noninterest income (GAAP)	2.73	2.65	8.24	8.80
Noninterest expense (GAAP)	4.74	4.76	14.55	13.55
Acquisition expense	—	—	—	—
Severance expense	0.05	0.01	0.16	0.01
Operating pre-tax, pre-provision earnings per share - diluted (Non-GAAP)	$2.60	$2.70	$8.00	$8.98

Operating pre-tax, pre-provision income - FTE Non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net interest income (GAAP)	$222,287	$233,485	$689,594	$668,631
Adjustments to arrive at net interest income - FTE:
Tax equivalent interest	6,559	6,454	19,689	19,131
Net interest income - FTE (Non-GAAP)	228,846	239,939	709,283	687,762

Noninterest income (GAAP)	133,317	128,723	401,599	428,736

Noninterest expense (GAAP)	231,441	231,396	709,166	660,301
Adjustments to arrive at operating noninterest expense:
Acquisition expense	70	71	127	71
Severance expense	2,359	283	7,736	480
Total Non-GAAP adjustments	2,429	354	7,863	551
Operating noninterest expense (Non-GAAP)	229,012	231,042	701,303	659,750
Operating pre-tax, pre-provision income - FTE (Non-GAAP)	$133,151	$137,620	$409,579	$456,748

Net interest income earnings per share - diluted (GAAP)	$4.56	$4.80	$14.15	$13.72
Tax equivalent interest	0.13	0.13	0.40	0.39
Net interest income - FTE (Non-GAAP)	4.69	4.93	14.55	14.11
Noninterest income (GAAP)	2.73	2.65	8.24	8.80
Noninterest expense (GAAP)	4.74	4.76	14.55	13.55
Acquisition expense	—	—	—	—
Severance expense	0.05	0.01	0.16	0.01
Operating pre-tax, pre-provision income - FTE earnings per share - diluted (Non-GAAP)	$2.73	$2.83	$8.40	$9.37

Tangible book value non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands except share and per share data)
	As of September 30,
	2023	2022
Total shareholders' equity (GAAP)	$2,806,659	$2,523,545
Less: Intangible assets
Goodwill	207,385	182,225
Other intangibles, net	73,060	13,373
Total intangibles, net	280,445	195,598
Total tangible shareholders' equity (Non-GAAP)	$2,526,214	$2,327,947

Total shares outstanding	48,529,097	48,309,638

Ratio of total shareholders' equity (book value) per share	$57.83	$52.24
Ratio of total tangible shareholders' equity (tangible book value) per share (Non-GAAP)	52.06	48.19

Operating return on average tangible equity excluding AOCI non-GAAP reconciliations:	UMB Financial Corporation
(unaudited, dollars in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Average total shareholders' equity (GAAP)	$2,891,854	$2,705,806	$2,831,654	$2,761,558
Less: Average intangible assets
Average goodwill	207,385	182,225	207,385	179,741
Average other intangibles, net	74,444	14,061	75,892	14,476
Average total intangibles, net	281,829	196,286	283,277	194,216
Average total tangible shareholders' equity (Non-GAAP)	2,610,025	2,509,520	2,548,377	2,567,342
Less: Average accumulated other comprehensive loss (AOCI)	(706,062)	(576,947)	(664,770)	(405,343)
Average total tangible shareholders' equity excluding AOCI (Non-GAAP)	$3,316,087	$3,086,467	$3,213,147	$2,972,685

Net operating income (Non-GAAP)	$98,400	$88,259	$285,077	$331,928

Non-GAAP
Operating return on average tangible equity excluding AOCI	11.77%	11.34%	11.86%	14.93%